SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006 (June 12, 2006)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Effective June 12, 2006, Brocade Communications Systems, Inc. (the “Company”) completed its previously disclosed Tender Offer (see Form 8-K filed May 12, 2006). As previously announced, the Tender Offer was filed to address recent changes to tax laws that could have adverse personal tax consequences for some of Brocade’s employees who received stock options that were or may have been granted at a discount from fair market value at the time of grant. Four of the Company’s executive officers elected to participate in the Tender Offer and, as a result, have entered into definitive agreements with the Company in connection with the Tender Offer, effective as of June 12, 2006. Each of the agreements with the executive officers who participated in the Tender Offer is detailed below and was entered into on the same terms and conditions as were available to all participants in the Tender Offer:
•	Michael Klayko, Chief Executive Officer, elected to amend a portion of his nonqualified stock option grant dated August 15, 2003 to increase the exercise price per share from $5.53 to $5.64. In consideration for the amendment to his option, Mr. Klayko will receive a cash payment of $18,333.37 promptly following January 1, 2007.

•	Richard Deranleau, Chief Financial Officer, Vice President and Treasurer, elected (i) to amend a portion of his nonqualified stock option grant dated December 10, 2003 to increase the exercise price per share from $5.52 to $5.78 and to receive a cash payment promptly following January 1, 2007 of $1,040.00 in consideration for the amendment to such option, (ii) to amend a portion of his nonqualified stock option grant dated June 9, 2004 to increase the exercise price per share from $5.68 to $5.71 and to receive a cash payment promptly following January 1, 2007 of $367.50 in consideration for the amendment to such option, and (iii) to cancel a portion of his nonqualified stock option grant dated July 28, 2003 in consideration for a cash payment to be made promptly following January 1, 2007 of $40,327.53.

•	Don Jaworski, Vice President of Product Development, elected (i) to amend a portion of his nonqualified stock option grant dated August 15, 2003 to increase the exercise price per share from $5.53 to $5.64 and to receive a cash payment promptly following January 1, 2007 of $7,333.37 in consideration for the amendment to such option, (ii) to amend a portion of his nonqualified stock option grant dated February 26, 2004 to increase the exercise price per share from $6.58 to $7.34 and to receive a cash payment promptly following January 1, 2007 of $30,083.84, in consideration for the amendment to such option, and (iii) to cancel a portion of his nonqualified stock option grant dated May 22, 2003 in consideration for a cash payment to be made promptly following January 1, 2007 of $544,395.62.

•	Ian Whiting, Vice President of Worldwide Sales, elected (i) to amend a portion of his nonqualified stock option grant dated August 15, 2003 to increase the exercise price per share from $5.53 to $5.64 and to receive a cash payment promptly following January 1, 2007 of $11,000.00 in consideration for the amendment to such option, and (ii) to amend a portion of his nonqualified stock option grant dated August 12, 2004 to increase the exercise price per share from $4.04 to $4.82 and to receive a cash payment promptly following January 1, 2007 of $57,200.52 in consideration for the amendment to such option.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: June 15, 2006	By:	/s/ Richard Deranleau
Richard Deranleau
Chief Financial Officer, Vice President and Treasurer